Exhibit 99.2

Quarterly Supplemental Information

VEREIT

First Quarter 2019

VER
LISTED
NYSE

A real estate operating company which owns single-tenant commercial properties.

Disciplined. Transparent. Consistent.

www.VEREIT.com

Walgreens
PHARMACY

FedEx

THE HOME DEPOT
CALIFORNIA'S HOME IMPROVEMENT WAREHOUSE

amazon

Q1 2019 SUPPLEMENTAL INFORMATION

VEREIT Supplemental Information
March 31, 2019

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 2

Q1 2019 SUPPLEMENTAL INFORMATION

About the Data

This data and other information described herein are as of and for the three months ended March 31, 2019, unless otherwise indicated. Certain balances have been reclassified to conform with the current period's presentations, including the operating expense reimbursements line item which has been combined into rental revenue for all periods presented. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in VEREIT, Inc.'s (the "Company," "VEREIT," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, September 30, 2018, June 30, 2018, and March 31, 2018.

Prior to the fourth quarter of 2017, the Company operated through two business segments, the real estate investment segment and the investment management segment, Cole Capital. On February 1, 2018, the Company completed the sale of Cole Capital. Substantially all of the Cole Capital segment is presented as discontinued operations and the Company's remaining financial results are reported as a single segment for all periods presented. The Company's continuing operations represent primarily those of the real estate investment segment.

Forward-Looking Statements
Information set forth herein contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations and projections regarding future events and plans, VEREIT's future financial condition, results of operations and business. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,”“assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” "may," "will," "should," "could," "continues," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in or implied by the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; VEREIT’s ability to meet its 2019 guidance; VEREIT’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to VEREIT's properties; the impact of impairment charges in respect of certain of VEREIT's properties, goodwill and intangible assets and other assets; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and VEREIT’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties; the inability to acquire, dispose of, or lease properties on advantageous terms; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of VEREIT's tenants; risks associated with pending government investigations and litigations related to VEREIT's previously disclosed audit committee investigation, including the expense of such investigations and litigation and any additional potential payments upon resolution; risks associated with VEREIT’s substantial indebtedness, including that such indebtedness may affect VEREIT's ability to pay dividends and the terms and restrictions within the agreements governing VEREIT's indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 3

Q1 2019 SUPPLEMENTAL INFORMATION

Company Overview (unaudited)

VEREIT is a real estate company incorporated in Maryland on December 2, 2010, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes. On September 6, 2011, the Company completed its initial public offering.

VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. VEREIT's business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. The Company targets properties that are strategically located and essential to the business operations of the tenant, as well as retail properties that offer necessity- and value-oriented products or services. At March 31, 2019, approximately 41.3% of the Company's Annualized Rental Income was earned from Investment-Grade Tenants, Economic Occupancy Rate was 98.9% and the Weighted Average Remaining Lease Term was 8.7 years.

Tenants, Trademarks and Logos
VEREIT is not affiliated with, is not endorsed by, does not endorse and is not sponsored by or a sponsor of the products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2019 SUPPLEMENTAL INFORMATION

Company Overview (cont.)

Senior Management	Board of Directors

Glenn J. Rufrano, Chief Executive Officer	Hugh R. Frater, Non-Executive Chairman

Michael J. Bartolotta, Executive Vice President and Chief Financial Officer	David B. Henry, Independent Director

Lauren Goldberg, Executive Vice President, General Counsel and Secretary	Mary Hogan Preusse, Independent Director

Paul H. McDowell, Executive Vice President and Chief Operating Officer	Richard J. Lieb, Independent Director

Thomas W. Roberts, Executive Vice President and Chief Investment Officer	Mark S. Ordan, Independent Director

Gavin B. Brandon, Senior Vice President and Chief Accounting Officer	Eugene A. Pinover, Independent Director

Julie G. Richardson, Independent Director

Glenn J. Rufrano, Chief Executive Officer

Corporate Offices and Contact Information

2325 E. Camelback Road, 9th Floor	5 Bryant Park, 23rd Floor
Phoenix, AZ 85016	New York, NY 10018
800-606-3610	212-413-9100
www.VEREIT.com

Trading Symbols: VER, VER PF

Stock Exchange Listing: New York Stock Exchange

Transfer Agent
Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
800-736-3001

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2019 SUPPLEMENTAL INFORMATION

Quarterly Financial Summary (unaudited, dollars in thousands, except share and per share amounts)

The following table summarizes the Company's quarterly financial results and portfolio metrics. Data presented represents continuing operations.

	Three Months Ended
Financial Results	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Rental revenue	$316,843	$313,263	$313,866	$315,664	$315,074
Income (loss) from continuing operations (1)	$70,971	$27,872	$(73,942)	$(74,691)	$29,036
Basic and diluted income (loss) from continuing operations per share attributable to common stockholders and limited partners (1)	$0.05	$0.01	$(0.09)	$(0.09)	$0.01
Normalized EBITDA from continuing operations	$263,936	$257,486	$261,084	$259,387	$262,362
FFO attributable to common stockholders and limited partners from continuing operations (1)	$190,304	$154,606	$38,055	$77,019	$164,691
FFO attributable to common stockholders and limited partners from continuing operations per diluted share (1)	$0.192	$0.156	$0.038	$0.078	$0.165
AFFO attributable to common stockholders and limited partners from continuing operations	$178,403	$172,511	$178,529	$178,794	$180,854
AFFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.180	$0.174	$0.180	$0.180	$0.182
Dividends declared per common share	$0.1375	$0.1375	$0.1375	$0.1375	$0.1375
Weighted-average shares outstanding - diluted	993,298,314	992,337,959	991,924,017	992,100,138	996,773,442

Portfolio Metrics
Operating Properties	3,980	3,994	4,021	4,033	4,063
Rentable Square Feet (in thousands)	94,742	94,953	93,856	94,592	94,666
Economic Occupancy Rate	98.9%	98.8%	99.1%	98.8%	98.7%
Weighted Average Remaining Lease Term (years)	8.7	8.9	8.9	9.1	9.3
Investment-Grade Tenants (2)	41.3%	41.9%	42.7%	42.7%	42.9%
___________________________________

(1)
During the three months ended March 31, 2019, the Company accrued litigation settlement costs of $12.2 million, which were paid during the three months ended June 30, 2019. During the three months ended December 31, 2018, the Company accrued litigation settlement costs of $15.7 million, which were paid during the three months ended March 31, 2019. During the three months ended September 30, 2018, the Company accrued $127.5 million of litigation settlement costs, which were paid during the three months ended December 31, 2018. During the three months ended June 30, 2018, the Company expensed and paid a litigation settlement of $90.0 million.

(2)	The weighted-average credit rating of our investment-grade tenants was BBB+ as of March 31, 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2019 SUPPLEMENTAL INFORMATION

Financial and Operations Statistics and Ratios (unaudited, dollars in thousands)

	Three Months Ended
	March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
Interest Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$69,036		$68,314		$66,445		$65,202		$64,741
Normalized EBITDA (2)	263,936		257,486		261,084		259,387		265,123
Interest Coverage Ratio	3.82x		3.77x		3.93x		3.98x		4.10x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$69,036		$68,314		$66,445		$65,202		$64,741
Secured debt principal amortization	2,430		2,424		3,007		2,457		2,676
Dividends attributable to preferred shares	17,973		17,973		17,973		17,973		17,973
Total fixed charges	89,439		88,711		87,425		85,632		85,390
Normalized EBITDA (2)	263,936		257,486		261,084		259,387		265,123
Fixed Charge Coverage Ratio	2.95	x	2.90x		2.99x		3.03x		3.10x

	March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
Net Debt Ratios
Adjusted Principal Outstanding (3)	$6,062,206		$6,122,632		$5,975,107		$6,067,593		$6,022,255
Less: cash and cash equivalents	12,788		30,758		25,264		18,434		28,435
Net Debt	6,049,418		6,091,874		5,949,843		6,049,159		5,993,820
Normalized EBITDA annualized (2)	1,055,744		1,029,944		1,044,336		1,037,548		1,060,492
Net Debt to Normalized EBITDA annualized ratio	5.73	x	5.91	x	5.70	x	5.83	x	5.65	x

Net Debt	$6,049,418		$6,091,874		$5,949,843		$6,049,159		$5,993,820
Gross Real Estate Investments	15,411,364		15,411,026		15,385,925		15,477,098		15,509,117
Net Debt Leverage Ratio	39.3%		39.5%		38.7%		39.1%		38.6%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$11,577,487		$11,574,315		$11,507,837		$11,376,971		$11,325,512
Gross Real Estate Investments	15,411,364		15,411,026		15,385,925		15,477,098		15,509,117
Unencumbered Asset Ratio	75.1%		75.1%		74.8%		73.5%		73.0%
___________________________________

(1)
Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

(2)	Includes continuing and discontinued operations.

(3)
Refer to the Balance Sheets section for total debt calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2019 SUPPLEMENTAL INFORMATION

Key Balance Sheet Metrics and Capital Structure (unaudited, dollars and shares in thousands, except per share amounts)

Common equity	54.0%

Corporate bonds	17.1%

Secured debt	12.4%

Preferred equity	6.9%

Credit facility term loan	5.8%

Convertible notes	2.6%

Revolving credit facility	1.2%

Fixed vs. Variable Rate Debt

Fixed	80.9%
Swapped to Fixed	15.7%
Variable	3.4%

VEREIT Capitalization Table
	Wtd. Avg. Maturity (Years)	Rate (1)	March 31, 2019
Diluted shares outstanding			999,397
Stock price			$8.37
Implied Equity Market Capitalization			$8,364,953

Series F Perpetual Preferred (2)		6.70%	$1,073,025

Total secured debt	3.2	4.93%	1,914,706

Revolving credit facility	3.1	3.70%	195,000
Credit facility term loan	4.1	3.84%	900,000
Total unsecured credit facility	4.0	3.81%	1,095,000

2020 convertible notes	1.7	3.75%	402,500
2021 corporate bonds	2.2	4.13%	400,000
2024 corporate bonds	4.9	4.60%	500,000
2025 corporate bonds	6.6	4.63%	550,000
2026 corporate bonds	7.2	4.88%	600,000
2027 corporate bonds	8.4	3.95%	600,000
Total unsecured debt	5.1	4.21%	$4,147,500

Total Adjusted Principal Outstanding	4.5	4.44%	$6,062,206

Total Capitalization			$15,500,184
Less: Cash and cash equivalents			12,788
Enterprise Value			$15,487,396

Net Debt/Enterprise Value			39.1%
Net Debt/Normalized EBITDA Annualized (3)			5.73	x
Net Debt + Preferred (2)/Normalized EBITDA Annualized (3)			6.75	x
Fixed Charge Coverage Ratio			2.95	x
Liquidity (4)			$1,813,888
___________________________________
(1)Weighted average interest rate for variable rate debt represents the interest rate in effect as of March 31, 2019.
(2)Balance represents 42.9 million shares of Series F Preferred Stock (and 42.9 million corresponding general partner Series F Preferred Units) and 49,766 limited partner Series F Preferred Units outstanding at March 31, 2019, multiplied by the liquidation preference of $25 per share.
(3)Normalized EBITDA annualized includes continued and discontinued operations.
(4)Liquidity represents cash and cash equivalents of $12.8 million, $1.8 billion available capacity on our revolving credit facility. Available capacity on our revolving credit facility is reduced by letters of credit outstanding of $3.9 million at March 31, 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2019 SUPPLEMENTAL INFORMATION

Balance Sheets (unaudited, in thousands)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Assets
Real estate investments, at cost:
Land	$2,824,666	$2,843,212	$2,847,393	$2,859,265	$2,871,533
Buildings, fixtures and improvements	10,741,995	10,749,228	10,652,578	10,714,456	10,753,190
Intangible lease assets	2,003,825	2,012,399	2,019,718	2,024,014	2,035,004
Total real estate investments, at cost	15,570,486	15,604,839	15,519,689	15,597,735	15,659,727
Less: accumulated depreciation and amortization	3,544,252	3,436,772	3,323,990	3,206,336	3,059,955
Total real estate investments, net	12,026,234	12,168,067	12,195,699	12,391,399	12,599,772
Operating lease right-of-use assets	224,859	—	—	—	—
Investment in unconsolidated entities	35,790	35,289	34,293	33,972	33,736
Cash and cash equivalents	12,788	30,758	25,264	18,434	28,435
Restricted cash	18,517	22,905	27,449	27,078	28,049
Rent and tenant receivables and other assets, net	361,641	366,092	412,053	423,067	408,911
Goodwill	1,337,773	1,337,773	1,337,773	1,337,773	1,337,773
Real estate assets held for sale, net	36,022	2,609	24,349	29,884	15,113
Total assets	$14,053,624	$13,963,493	$14,056,880	$14,261,607	$14,451,789

Liabilities and Equity
Mortgage notes payable, net	$1,918,826	$1,922,657	$1,936,586	$2,031,171	$2,078,593
Corporate bonds, net	2,619,956	3,368,609	2,825,541	2,824,176	2,822,830
Convertible debt, net	395,823	394,883	393,961	989,901	987,071
Credit facility, net	1,089,725	401,773	793,000	195,000	120,000
Below-market lease liabilities, net	166,708	173,479	179,192	187,352	193,703
Accounts payable and accrued expenses	141,126	145,611	269,150	141,746	126,724
Deferred rent and other liabilities	70,220	69,714	51,663	66,123	68,718
Distributions payable	190,246	186,623	183,913	180,734	177,645
Operating lease liabilities	228,120	—	—	—	—
Total liabilities	6,820,750	6,663,349	6,633,006	6,616,203	6,575,284

Series F preferred stock	429	428	428	428	428
Common stock	9,716	9,675	9,674	9,674	9,681
Additional paid-in capital	12,645,148	12,615,472	12,612,407	12,609,145	12,611,006
Accumulated other comprehensive loss	(12,202)	(1,280)	(1,031)	(4,290)	(4,284)
Accumulated deficit	(5,550,574)	(5,467,236)	(5,343,368)	(5,120,240)	(4,896,349)
Total stockholders' equity	7,092,517	7,157,059	7,278,110	7,494,717	7,720,482
Non-controlling interests	140,357	143,085	145,764	150,687	156,023
Total equity	7,232,874	7,300,144	7,423,874	7,645,404	7,876,505
Total liabilities and equity	$14,053,624	$13,963,493	$14,056,880	$14,261,607	$14,451,789

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2019 SUPPLEMENTAL INFORMATION

Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Rental revenue	$316,843	$313,263	$313,866	$315,664	$315,074
Operating expenses:
Acquisition-related	985	1,136	810	909	777
Insurance recoveries, net of litigation and non-routine costs	(21,492)	23,541	138,595	107,087	21,740
Property operating	32,378	32,567	31,893	31,436	30,565
General and administrative	14,846	17,220	15,186	16,287	15,240
Depreciation and amortization	136,555	153,050	157,181	164,235	166,152
Impairments	11,988	18,565	18,382	11,664	6,036
Restructuring	9,076	—	—	—	—
Total operating expenses	184,336	246,079	362,047	331,618	240,510
Other (expense) income:
Interest expense	(71,254)	(70,832)	(69,310)	(70,320)	(70,425)
Gain on extinguishment and forgiveness of debt, net	—	21	90	5,249	—
Other (loss) income, net	(402)	7,008	(947)	1,320	7,709
Equity in income and gain on disposition of unconsolidated entities	500	225	252	327	1,065
Gain on disposition of real estate and held for sale assets, net	10,831	25,880	45,295	5,821	17,335
Total other expenses, net	(60,325)	(37,698)	(24,620)	(57,603)	(44,316)
Income (loss) before taxes	72,182	29,486	(72,801)	(73,557)	30,248
Provision for income taxes from continuing operations	(1,211)	(1,614)	(1,141)	(1,134)	(1,212)
Income (loss) from continuing operations	70,971	27,872	(73,942)	(74,691)	29,036
(Loss) income from discontinued operations, net of tax	—	(30)	—	224	3,501
Net income (loss)	70,971	27,842	(73,942)	(74,467)	32,537
Net (income) loss attributable to non-controlling interests	(1,667)	(624)	1,825	1,797	(742)
Net income (loss) attributable to the General Partner	$69,304	$27,218	$(72,117)	$(72,670)	$31,795

Basic and diluted net income (loss) per share from continuing operations attributable to common stockholders and limited partners	$0.05	$0.01	$(0.09)	$(0.09)	$0.01
Basic and diluted net (loss) income per share from discontinued operations attributable to common stockholders and limited partners	—	(0.00)	—	0.00	0.00
Basic and diluted net income (loss) per share attributable to common stockholders and limited partners	$0.05	$0.01	$(0.09)	$(0.09)	$0.01

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2019 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net income (loss)	$70,971	$27,842	$(73,942)	$(74,467)	$32,537
Dividends on non-convertible preferred stock	(17,973)	(17,973)	(17,973)	(17,973)	(17,973)
Gain on disposition of real estate assets, including joint ventures, net	(10,831)	(25,951)	(45,226)	(5,821)	(18,036)
Depreciation and amortization of real estate assets	135,861	151,837	156,527	163,551	165,182
Impairment of real estate	11,988	18,565	18,382	11,664	6,036
Proportionate share of adjustments for unconsolidated entities	288	256	287	289	446
FFO attributable to common stockholders and limited partners	$190,304	$154,576	$38,055	$77,243	$168,192
FFO attributable to common stockholders and limited partners from continuing operations	190,304	154,606	38,055	77,019	164,691
FFO attributable to common stockholders and limited partners from discontinued operations	—	(30)	—	224	3,501

Weighted-average shares outstanding - basic	968,460,296	967,817,245	967,798,401	968,192,162	972,663,193
Limited Partner OP Units and effect of dilutive securities (1)	24,838,018	24,520,714	24,125,616	23,907,976	24,110,249
Weighted-average shares outstanding - diluted (2)	993,298,314	992,337,959	991,924,017	992,100,138	996,773,442

FFO attributable to common stockholders and limited partners per diluted share (3)	$0.192	$0.156	$0.038	$0.078	$0.169
FFO attributable to common stockholders and limited partners from continuing operations per diluted share (3)	0.192	0.156	0.038	0.078	0.165
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share (3)	—	(0.000)	—	0.000	0.004

(1)	Dilutive securities include unvested restricted shares of Common Stock, unvested restricted stock units and stock options.

(2)
Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash and any shares underlying restricted stock units that are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.

(3)	Refer to the Statements of Operations section for basic and diluted net income (loss) per share attributable to common stockholders and limited partners.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q1 2019 SUPPLEMENTAL INFORMATION

Adjusted Funds From Operations (AFFO) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
FFO attributable to common stockholders and limited partners	$190,304	$154,576	$38,055	$77,243	$168,192

Acquisition-related expenses	985	1,136	810	909	777
(Insurance recoveries), net of litigation and non-routine costs	(21,492)	23,541	138,595	107,087	21,086
Loss on disposition of discontinued operations	—	30	—	(224)	2,009
Payments received on fully reserved loans	—	(4,792)	—	—	—
Loss (gain) on investments	470	(1,790)	3,336	—	(5,638)
Loss (gain) on derivative instruments, net	34	92	(69)	(105)	(273)
Amortization of premiums and discounts on debt and investments, net	(1,264)	(1,154)	(1,123)	(603)	(606)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	731	945	1,058	688	1,487
Net direct financing lease adjustments	409	498	483	503	539
Amortization and write-off of deferred financing costs	3,494	3,715	3,926	5,650	5,875
Deferred and other tax benefit (1)	—	—	—	—	(1,855)
Gain on extinguishment and forgiveness of debt, net	—	(21)	(90)	(5,249)	—
Straight-line rent, net of bad debt expense related to straight-line rent (2)	(7,412)	(8,341)	(8,720)	(11,402)	(11,260)
Equity-based compensation	2,687	2,924	3,003	3,716	2,774
Restructuring expenses	9,076	—	—	—	—
Other adjustments, net	569	1,092	(726)	566	514
Proportionate share of adjustments for unconsolidated entities	(188)	60	(9)	(27)	12
Adjustment for Excluded Properties	—	—	—	42	423
AFFO attributable to common stockholders and limited partners	$178,403	$172,511	$178,529	$178,794	$184,056
AFFO attributable to common stockholders and limited partners from continuing operations	178,403	172,511	178,529	178,794	180,854
AFFO attributable to common stockholders and limited partners from discontinued operations	—	—	—	—	3,202

Weighted-average shares outstanding - basic	968,460,296	967,817,245	967,798,401	968,192,162	972,663,193
Limited Partner OP Units and effect of dilutive securities (3)	24,838,018	24,520,714	24,125,616	23,907,976	24,110,249
Weighted-average shares outstanding - diluted (4)	993,298,314	992,337,959	991,924,017	992,100,138	996,773,442

AFFO attributable to common stockholders and limited partners per diluted share (5)	$0.180	$0.174	$0.180	$0.180	$0.185
AFFO attributable to common stockholders and limited partners from continuing operations per diluted share (5)	0.180	0.174	0.180	0.180	0.182
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share (5)	—	—	—	—	0.003

(1)
This adjustment represents the non-current portion of the provision for or benefit from income taxes in order to show only the current portion of the provision for or benefit from income taxes as an impact to AFFO.

(2)
Upon adoption of ASC 842 in Q1 2019, the Company recognizes all changes in the collectability assessment for an operating lease as an adjustment to rental revenue and does not record bad debt expense for uncollectible accounts.

(3)	Dilutive securities include unvested restricted shares of Common Stock, unvested restricted stock units and stock options.

(4)
Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash and any shares underlying restricted stock units that are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.

(5)	Refer to the Statements of Operations section for basic and diluted net income (loss) per share attributable to common stockholders and limited partners.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 12

Q1 2019 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Normalized EBITDA (unaudited, in thousands)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net income (loss)	$70,971	$27,842	$(73,942)	$(74,467)	$32,537
Adjustments:
Interest expense	71,254	70,832	69,310	70,320	70,425
Depreciation and amortization	136,555	153,050	157,181	164,235	166,152
Provision for (benefit from) income taxes	1,211	1,614	1,141	1,134	(883)
Proportionate share of adjustments for unconsolidated entities	288	254	286	289	619
EBITDA	$280,279	$253,592	$153,976	$161,511	$268,850
Gain on disposition of real estate assets, including joint ventures, net	(10,831)	(25,951)	(45,226)	(5,821)	(18,036)
Impairment of real estate	11,988	18,565	18,382	11,664	6,036
EBITDAre	$281,436	$246,206	$127,132	$167,354	$256,850
Loss on disposition of discontinued operations	—	30	—	(224)	2,009
Payments received on fully reserved loans	—	(4,792)	—	—	—
Acquisition-related expenses	985	1,136	810	909	777
(Insurance recoveries), net of litigation and non-routine costs	(21,492)	23,541	138,595	107,087	21,086
Loss (gain) on investments	470	(1,790)	3,336	—	(5,638)
Loss (gain) on derivative instruments, net	34	92	(69)	(105)	(273)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	731	945	1,058	688	1,487
Gain on extinguishment and forgiveness of debt, net	—	(21)	(90)	(5,249)	—
Net direct financing lease adjustments	409	498	483	503	539
Straight-line rent, net of bad debt expense related to straight-line rent (1)	(7,412)	(8,341)	(8,720)	(11,402)	(11,260)
Restructuring expenses	9,076	—	—	—	—
Other adjustments, net	(113)	(78)	(1,442)	(142)	(488)
Proportionate share of adjustments for unconsolidated entities	(188)	60	(9)	(27)	(6)
Adjustment for Excluded Properties	—	—	—	(5)	40
Normalized EBITDA	$263,936	$257,486	$261,084	$259,387	$265,123
Normalized EBITDA from continuing operations	$263,936	$257,486	$261,084	$259,387	$262,362
Normalized EBITDA from discontinued operations	$—	$—	$—	$—	$2,761

(1)
Upon adoption of ASC 842 in Q1 2019, the Company recognizes all changes in the collectability assessment for an operating lease as an adjustment to rental revenue and does not record bad debt expense for uncollectible accounts.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 13

Q1 2019 SUPPLEMENTAL INFORMATION

Net Operating Income (unaudited, dollars in thousands)

NOI and Cash NOI

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Rental revenue - as reported (1)	$316,843	$313,263	$313,866	$315,664	$315,074
Property operating expense - as reported	(32,378)	(32,567)	(31,893)	(31,436)	(30,565)
NOI	284,465	280,696	281,973	284,228	284,509
Adjustments:
Straight-line rent, net of bad debt expense related to straight-line rent (2)	(7,412)	(8,341)	(8,720)	(11,402)	(11,260)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	731	945	1,058	688	1,487
Net direct financing lease adjustments	409	498	483	503	539
Adjustment for Excluded Properties	—	—	—	22	40
Cash NOI	$278,193	$273,798	$274,794	$274,039	$275,315
___________________________________

(1)
Rental income includes percentage rent of $1.3 million, $1.4 million, $1.2 million, $1.4 million and $1.7 million for the three months ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018, respectively.

(2)
Upon adoption of ASC 842 in Q1 2019, the Company recognizes all changes in the collectability assessment for an operating lease as an adjustment to rental revenue and does not record bad debt expense for uncollectible accounts.

Normalized Cash NOI

Three Months Ended
March 31, 2019
Cash NOI	$278,193
Adjustments for intra-quarter acquisitions and dispositions (1)	(12)
Normalized Cash NOI	$278,181
___________________________________

(1)
The adjustment eliminates Cash NOI for properties acquired during the three months ended March 31, 2019 and replaces Cash NOI for the partial period with an amount estimated to be equivalent to Cash NOI for the full period. The adjustment eliminates Cash NOI for properties disposed of during the three months ended March 31, 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 14

Q1 2019 SUPPLEMENTAL INFORMATION

Same Store Contract Rental Revenue (unaudited, dollars in thousands)

The Company reviews the stabilized operating results from properties that we refer to as "same store." In determining the same store property pool, we include Operating Properties that were owned for the entirety of both the current and prior reporting periods, except for development or redevelopment properties. The following tables show the Company's same store portfolio statistics, which for the three months ended March 31, 2019 included 3,917(1) Operating Properties, with 90.6 million aggregate square feet, acquired prior to January 1, 2018 and owned through March 31, 2019.

	Three Months Ended March 31,		Increase/(Decrease)
	2019	2018	$ Change	% Change
Contract Rental Revenue	$271,529	$269,038	$2,491	0.9%
Economic Occupancy Rate	98.8%	99.0%	N/A	N/A

		Contract Rental Revenue
	Number of	Three Months Ended March 31,		Increase/(Decrease)
	Properties	2019	2018	$ Change	% Change
Retail	2,060	$111,791	$112,492	$(701)	(0.6)%
Restaurant	1,622	57,589	57,458	131	0.2%
Industrial	144	46,263	45,851	412	0.9%
Office	82	55,751	53,112	2,639	5.0%
Other (2)	9	135	125	10	8.0%
Total	3,917	$271,529	$269,038	$2,491	0.9%
___________________________________

(1)	Development and expansion properties are included in the same store population if the placed in service date was prior to January 1, 2018.

(2)	Other properties include billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 15

Q1 2019 SUPPLEMENTAL INFORMATION

Adjusted Principal Outstanding and Preferred Equity Summary (unaudited, dollars in thousands)

Principal Payments Due	Total	2019	2020	2021	2022	2023	2024	2025	Thereafter
Mortgage notes payable	$1,914,706	$164,849	$265,189	$352,768	$314,898	$144,843	$665,196	$1,078	$5,885
Credit facility	1,095,000	—	—	—	195,000	900,000	—	—	—
Corporate bonds	2,650,000	—	—	400,000	—	—	500,000	550,000	1,200,000
Convertible notes	402,500	—	402,500	—	—	—	—	—	—
Total Adjusted Principal Outstanding	$6,062,206	$164,849	$667,689	$752,768	$509,898	$1,044,843	$1,165,196	$551,078	$1,205,885

Debt Type	Percentage of Adjusted Principal Outstanding	Weighted-Average Interest Rate	Weighted-Average Years to Maturity
Mortgage notes payable	31.6%	4.93%	3.2
Unsecured credit facility	18.1%	3.81%	4.0
Corporate bonds	43.7%	4.45%	6.1
Convertible notes	6.6%	3.75%	1.7
Total	100.0%	4.44%	4.5

Debt Type	Percentage of Adjusted Principal Outstanding	Weighted-Average Interest Rate	Weighted-Average Years to Maturity
Total unsecured debt	68.4%	4.21%	5.1
Total secured debt	31.6%	4.93%	3.2
Total	100.0%	4.44%	4.5

Total fixed-rate debt (1)	96.6%	4.46%	4.6
Total variable-rate debt	3.4%	3.83%	3.0
Total	100.0%	4.44%	4.5

Preferred Equity	Balance (2)	Percent of Total Preferred Equity	Dividend Rate
Series F preferred stock	$1,073,025	100.0%	6.7%
___________________________________

(1)
Includes $950.5 million of variable rate debt effectively fixed through the use of interest rate swap agreements. Debt payment obligations in future periods are based on the effective interest rates fixed under the agreements.

(2)
Balance represents 42.9 million shares of Series F Preferred Stock (and 42.9 million corresponding general partner Series F Preferred Units) and 49,766 limited partner Series F Preferred Units outstanding at March 31, 2019, multiplied by the liquidation preference of $25 per share.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 16

Q1 2019 SUPPLEMENTAL INFORMATION

Adjusted Principal Outstanding and Preferred Equity Summary (cont.) (unaudited, dollars in millions)

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 17

Q1 2019 SUPPLEMENTAL INFORMATION

Credit Facility and Corporate Bond Covenants (unaudited)

The following is a summary of key financial covenants for the Company's unsecured credit facility and corporate bonds, as defined and calculated per the terms of the facility's credit agreement and the bonds' governing documents, respectively. These calculations, which are not based on GAAP measurements, are presented to investors to show that the Company is in compliance with the financial covenants and are not measures of our liquidity or performance. As of March 31, 2019, the Company believes it is in compliance with these covenants based on the covenant limits and calculations in place at that time.

Unsecured Credit Facility Key Covenants	Required	March 31, 2019
Ratio of total indebtedness to total asset value	≤ 60%	37.7%
Ratio of adjusted EBITDA to fixed charges	≥ 1.5x	2.95x
Ratio of secured indebtedness to total asset value	≤ 45%	11.8%
Ratio of unsecured indebtedness to unencumbered asset value	≤ 60%	34.7%
Ratio of unencumbered adjusted NOI to unsecured interest expense	≥ 1.75x	4.72x

Corporate Bond Key Covenants	Required	March 31, 2019
Limitation on incurrence of total debt	≤ 65%	38.4%
Limitation on incurrence of secured debt	≤ 40%	12.2%
Debt service coverage	≥ 1.5x	3.82x
Maintenance of total unencumbered assets	≥ 150%	284.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 18

Q1 2019 SUPPLEMENTAL INFORMATION

Acquisitions and Dispositions (unaudited, square feet and dollars in thousands)

Acquisitions
The following table summarizes the Company's property acquisition activity during the three months ended March 31, 2019.

Property Type	Number of Properties	Square Feet	Weighted Average Lease Term (Years) (1)	Weighted Average Cash Cap Rate	Purchase Price
Retail	8	281	12.5	6.8%	$80,747
Total acquisitions (2)	8	281	12.5	6.8%	$80,747

Dispositions
The following table summarizes the Company's disposition activity and the related gains/losses during the three months ended March 31, 2019.

Real Estate	Number of Properties	Square Feet	Weighted Average Lease Term (Years) (3)	Weighted Average Cash Cap Rate (4)	Sale Price	Gain (Loss)
Retail	4	155	10.3	6.9%	$32,308	$5,082
Red Lobster - GGC Participation (5)	6	44	20.4	7.3%	22,524	3,505
Other restaurants (6)	2	15	8.8	4.3%	3,972	1,804
Vacant and other (7)	10	46	—	N/A	3,341	455
Total real estate dispositions	22	260	14.1	6.9%	$62,145	$10,846
Held for sale assets						(15)
Total gain on disposition of real estate, net						$10,831
Other
Mortgage-related investments (8)	N/A	N/A	N/A	N/A	$8,322	$(79)
___________________________________

(1)	Represents the remaining lease term from the date of acquisition.

(2)
During the three months ended March 31, 2019, the Company invested $4.5 million in one build-to-suit project. As of March 31, 2019, build-to-suit programs included one property with an investment to date of $7.5 million, excluding acquisition-related expenses and interest capitalized, and a remaining estimated investment of $20.3 million.

(3)	Represents the remaining lease term from the date of sale.

(4)
Excludes certain properties' cash cap rates considered not meaningful due to factors such as physical and economic vacancy or short remaining lease terms. Of the $62.1 million of dispositions, $58.8 million was used in the total weighted average cash cap rate calculation of 6.9%.

(5)
The Red Lobster properties were sold under an agreement with the tenant, under which the tenant received a portion of the sales proceeds. The sales price and cash cap rate presented are based on our proceeds after making the participation payment to the tenant. The cash cap rate on the gross sales price of $26.3 million was 6.2%.

(6)	Includes the condemnation of one Red Lobster property for proceeds of $2.7 million.

(7)
Represents six vacant restaurant properties, including two relinquished to the ground lessor upon expiration or termination of the ground lease for no proceeds, and four vacant retail properties. Gain (loss) amounts also include partial condemnations or easements related to certain properties and post-closing adjustments.

(8)	Represents investments in mortgage notes receivable sold during the three months ended March 31, 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 19

Q1 2019 SUPPLEMENTAL INFORMATION

Diversification Statistics: Real Estate Portfolio (unaudited, percentages based on portfolio Annualized Rental Income)

___________________________________________________
___________________________________________________

___________________________________________________
___________________________________________________

Statistics (square feet in thousands)

Operating Properties	3,980
Rentable Square Feet	94,742
Economic Occupancy Rate	98.9%
Weighted Average Remaining Lease Term	8.7
Investment-Grade Tenants	41.3%
Flat leases	19.5%
NNN leases	62.1%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 20

Q1 2019 SUPPLEMENTAL INFORMATION

Top 10 Concentrations: Real Estate Portfolio (unaudited, square feet and dollars in thousands)

Tenant Concentration	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	25	1,756	1.9%	$61,757	5.4%	B-
Walgreens	112	1,590	1.7%	38,790	3.4%	BBB
Family Dollar	122	3,306	3.5%	37,074	3.2%	BBB-
Dollar General	407	3,767	4.0%	34,690	3.0%	BBB
FedEx	45	3,239	3.4%	30,431	2.6%	BBB
CVS	93	1,328	1.4%	29,927	2.6%	BBB
LA Fitness	25	1,087	1.1%	20,783	1.8%	B+
BJ's Wholesale Club	3	2,223	2.3%	20,228	1.8%	B+
Albertson's	27	1,603	1.7%	19,554	1.7%	B
PetSmart	15	906	1.0%	18,582	1.6%	CCC
Total	874	20,805	22.0%	$311,816	27.1%

Tenant Industry Concentration	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Restaurants - Casual Dining	319	4,131	4.4%	$145,017	12.6%
Manufacturing	54	17,422	18.4%	116,237	10.1%
Restaurants - Quick Service	818	3,267	3.4%	99,199	8.6%
Retail - Discount	575	10,326	10.9%	95,517	8.3%
Retail - Pharmacy	224	3,362	3.5%	76,610	6.7%
Retail - Home & Garden	115	8,753	9.2%	64,537	5.6%
Retail - Grocery & Supermarket	79	5,033	5.3%	53,719	4.7%
Finance	221	2,258	2.4%	48,963	4.3%
Professional Services	52	3,366	3.6%	43,921	3.8%
Retail - Motor Vehicle	181	5,996	6.3%	42,645	3.7%
Total	2,638	63,914	67.4%	$786,365	68.4%

Geographic Concentration	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Texas	537	10,685	11.3%	$143,819	12.5%
Ohio	292	8,447	8.9%	67,033	5.8%
Florida	253	4,420	4.7%	65,386	5.7%
Illinois	156	4,430	4.7%	61,647	5.4%
Pennsylvania	142	5,579	5.9%	52,547	4.6%
California	66	3,744	4.0%	49,744	4.3%
Georgia	180	3,754	4.0%	42,022	3.7%
Michigan	178	2,263	2.4%	39,105	3.4%
Indiana	130	4,009	4.2%	36,648	3.2%
Arizona	80	2,135	2.3%	36,579	3.2%
Total	2,014	49,466	52.4%	$594,530	51.8%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 21

Q1 2019 SUPPLEMENTAL INFORMATION

Top 10 Concentrations: Real Estate Portfolio (unaudited, square feet and dollars in thousands)

Metropolitan Statistical Area (MSA) Concentration	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Chicago, IL	99	3,972	4.2%	$53,098	4.6%
Dallas, TX	106	3,444	3.6%	47,824	4.2%
Houston, TX	89	2,574	2.7%	27,575	2.4%
Atlanta, GA	83	2,699	2.8%	26,618	2.3%
Philadelphia, PA	44	1,973	2.1%	25,873	2.2%
Phoenix, AZ	50	1,355	1.4%	24,948	2.2%
New York, NY	24	1,100	1.2%	24,356	2.1%
Boston, MA	26	1,810	1.9%	23,985	2.1%
Cincinnati, OH	42	2,245	2.4%	17,768	1.5%
Indianapolis, IN	41	1,721	1.8%	17,433	1.5%
Total	604	22,893	24.1%	$289,478	25.1%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 22

Q1 2019 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Rental Revenue (unaudited, square feet and dollars in thousands)

Tenant	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	25	1,756	1.9%	$61,757	5.4%	B-
Walgreens	112	1,590	1.7%	38,790	3.4%	BBB
Family Dollar	122	3,306	3.5%	37,074	3.2%	BBB-
Dollar General	407	3,767	4.0%	34,690	3.0%	BBB
FedEx	45	3,239	3.4%	30,431	2.6%	BBB
CVS	93	1,328	1.4%	29,927	2.6%	BBB
LA Fitness	25	1,087	1.1%	20,783	1.8%	B+
BJ's Wholesale Club	3	2,223	2.3%	20,228	1.8%	B+
Albertson's	27	1,603	1.7%	19,554	1.7%	B
PetSmart	15	906	1.0%	18,582	1.6%	CCC
Goodyear	7	4,728	5.0%	17,417	1.5%	BB
Tractor Supply	61	1,274	1.3%	16,502	1.4%	NR
Citizens Bank	123	655	0.7%	14,363	1.2%	A-
Amazon	3	3,048	3.2%	14,159	1.2%	AA-
At Home	5	1,406	1.5%	12,112	1.1%	B+
Advance Auto Parts	104	716	0.8%	11,868	1.0%	BBB-
Home Depot	11	1,667	1.8%	11,637	1.0%	A
Total	1,188	34,299	36.3%	$409,874	35.5%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 23

Q1 2019 SUPPLEMENTAL INFORMATION

Diversification: Tenant Industry (unaudited, square feet and dollars in thousands)

Industry	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Administration & Support Services	4	425	0.5%	$3,960	0.3%
Agricultural	2	138	0.1%	1,245	0.1%
Education	5	219	0.2%	2,155	0.2%
Entertainment & Recreation	31	1,342	1.4%	28,214	2.5%
Finance	221	2,258	2.4%	48,963	4.3%
Government & Public Services	21	931	1.0%	18,659	1.6%
Healthcare	12	1,061	1.1%	16,692	1.5%
Information & Communication	9	507	0.5%	7,271	0.6%
Insurance	13	1,313	1.4%	25,860	2.2%
Logistics	49	4,046	4.3%	37,765	3.3%
Manufacturing	54	17,422	18.4%	116,237	10.1%
Mining & Natural Resources	5	417	0.4%	6,730	0.6%
Other Services	16	480	0.5%	3,281	0.3%
Professional Services	52	3,366	3.6%	43,921	3.8%
Rental	10	708	0.8%	6,835	0.6%
Restaurants - Casual Dining	319	4,131	4.4%	145,017	12.6%
Restaurants - Quick Service	818	3,267	3.4%	99,199	8.6%
Retail - Apparel & Jewelry	13	1,318	1.4%	14,931	1.3%
Retail - Department Stores	13	954	1.0%	8,010	0.7%
Retail - Discount	575	10,326	10.9%	95,517	8.3%
Retail - Electronics & Appliances	18	1,566	1.8%	10,655	0.9%
Retail - Gas & Convenience	126	613	0.7%	30,737	2.7%
Retail - Grocery & Supermarket	79	5,033	5.3%	53,719	4.7%
Retail - Hobby, Books & Music	16	1,846	1.9%	11,497	1.0%
Retail - Home & Garden	115	8,753	9.2%	64,537	5.6%
Retail - Home Furnishings	41	2,175	2.3%	25,091	2.2%
Retail - Internet	3	3,048	3.2%	14,159	1.2%
Retail - Medical Services	61	517	0.6%	11,640	1.0%
Retail - Motor Vehicle	181	5,996	6.3%	42,645	3.7%
Retail - Office Supply	4	58	0.1%	793	0.1%
Retail - Pet Supply	19	964	1.0%	19,638	1.7%
Retail - Pharmacy	224	3,362	3.5%	76,610	6.7%
Retail - Specialty (Other)	23	526	0.6%	5,728	0.5%
Retail - Sporting Goods	20	1,711	1.8%	22,630	2.0%
Retail - Warehouse Clubs	6	2,596	2.7%	23,342	2.0%
Other	22	278	0.2%	6,269	0.5%
Total	3,200	93,671	98.9%	$1,150,152	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 24

Q1 2019 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (unaudited, square feet and dollars in thousands)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
United States
Alabama	148	1,712	1.8%	$25,871	2.2%
Alaska	3	25	—%	794	0.1%
Arizona	80	2,135	2.3%	36,579	3.2%
Arkansas	93	1,172	1.2%	14,257	1.2%
California	66	3,744	4.0%	49,744	4.3%
Colorado	46	1,693	1.8%	26,091	2.3%
Connecticut	16	83	0.1%	2,272	0.2%
Delaware	9	83	0.1%	1,595	0.1%
Florida	253	4,420	4.7%	65,386	5.7%
Georgia	180	3,754	4.0%	42,022	3.7%
Idaho	16	130	0.1%	2,924	0.3%
Illinois	156	4,430	4.7%	61,647	5.5%
Indiana	130	4,009	4.2%	36,648	3.2%
Iowa	47	881	0.9%	9,658	0.8%
Kansas	41	2,207	2.3%	10,532	0.9%
Kentucky	79	2,208	2.3%	23,118	2.0%
Louisiana	92	2,867	3.0%	28,674	2.5%
Maine	26	703	0.7%	9,021	0.8%
Maryland	28	610	0.6%	14,620	1.3%
Massachusetts	36	2,568	2.7%	29,231	2.5%
Michigan	178	2,263	2.4%	39,105	3.4%
Minnesota	52	793	0.8%	12,689	1.1%
Mississippi	73	1,933	2.0%	14,926	1.3%
Missouri	154	1,721	1.8%	22,608	2.0%
Montana	9	115	0.1%	1,956	0.2%
Nebraska	20	350	0.4%	6,191	0.5%
Nevada	28	717	0.8%	8,491	0.7%
New Hampshire	19	253	0.3%	4,473	0.4%
New Jersey	31	1,614	1.7%	34,714	3.0%
New Mexico	43	771	0.8%	10,588	0.9%
New York	75	1,505	1.6%	26,825	2.3%
North Carolina	152	3,292	3.5%	35,840	3.1%
North Dakota	12	209	0.2%	4,348	0.4%
Ohio	292	8,447	8.9%	67,033	5.8%
Oklahoma	77	2,077	2.2%	25,633	2.2%
Oregon	13	88	0.1%	2,070	0.2%
Pennsylvania	142	5,579	5.9%	52,547	4.6%
Rhode Island	13	171	0.2%	3,226	0.3%
South Carolina	109	3,288	3.5%	27,467	2.4%
South Dakota	12	180	0.2%	2,160	0.2%
Tennessee	109	3,563	3.8%	30,998	2.7%
Texas	537	10,685	11.3%	143,819	12.5%
Utah	11	515	0.5%	5,744	0.5%
Vermont	6	19	—%	292	—%
Virginia	99	2,837	3.0%	35,071	3.0%
Washington	25	710	0.7%	12,473	1.1%
West Virginia	38	243	0.3%	5,704	0.5%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 25

Q1 2019 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (cont.) (unaudited, square feet and dollars in thousands)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Wisconsin	95	1,228	1.3%	18,706	1.6%
Wyoming	8	54	0.1%	1,436	0.1%
Territories
Puerto Rico	3	88	0.1%	2,335	0.2%
Total	3,980	94,742	100.0%	$1,150,152	100.0%

Percentages based on Annualized Rental Income.

Puerto Rico: 3 Properties, 0.2%
PACIFIC NORTHWEST
74 Properties
1.9%
PACIFIC SOUTHWEST
274 Properties
11.8%
MIDWEST
897 Properties
19.5%
SOUTHWEST
799 Properties
18.5%
NORTHEAST
222 Properties
9.6%
MID-ATLANTIC
687 Properties
17.4%
SOUTHEAST
1,024 Properties
21.1%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 26

Q1 2019 SUPPLEMENTAL INFORMATION

Lease Expirations (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2019	92	1,607	1.7%	$26,064	2.3%
2020	203	3,239	3.3%	38,043	3.3%
2021	185	8,472	8.9%	76,292	6.6%
2022	264	9,367	9.9%	81,933	7.1%
2023	316	6,584	7.0%	82,899	7.2%
2024	222	9,809	10.3%	117,231	10.2%
2025	274	4,545	4.8%	63,423	5.5%
2026	222	9,586	10.1%	83,744	7.3%
2027	351	7,882	8.4%	103,123	9.0%
2028	306	6,166	6.5%	75,930	6.6%
Thereafter	765	26,414	28.0%	401,470	34.9%
Total	3,200	93,671	98.9%	$1,150,152	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 27

Q1 2019 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2019
Retail	32	835	0.9%	$7,502	0.7%
Restaurant	45	220	0.2%	4,550	0.4%
Industrial	2	13	—%	184	—%
Office	9	539	0.6%	13,559	1.2%
Total 2019	92	1,607	1.7%	$26,064	2.3%

2020
Retail	88	947	1.0%	$13,497	1.2%
Restaurant	95	412	0.4%	7,648	0.7%
Industrial	7	1,084	1.1%	4,142	0.4%
Office	10	796	0.8%	12,246	1.0%
Other (1)	3	—	—%	510	—%
Total 2020	203	3,239	3.3%	$38,043	3.3%

2021
Retail	80	1,296	1.4%	$20,433	1.8%
Restaurant	73	361	0.4%	9,115	0.8%
Industrial	12	5,158	5.4%	19,058	1.6%
Office	18	1,657	1.7%	27,626	2.4%
Other (1)	2	—	—%	60	—%
Total 2021	185	8,472	8.9%	$76,292	6.6%

2022
Retail	168	2,226	2.3%	$30,158	2.6%
Restaurant	55	275	0.3%	7,238	0.6%
Industrial	26	5,474	5.8%	19,268	1.7%
Office	14	1,392	1.5%	25,196	2.2%
Other (1)	1	—	—%	73	—%
Total 2022	264	9,367	9.9%	$81,933	7.1%

___________________________________

(1)	Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 28

Q1 2019 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2023
Retail	200	2,629	2.8%	$34,870	3.0%
Restaurant	76	305	0.3%	7,932	0.7%
Industrial	18	2,458	2.6%	16,386	1.4%
Office	17	1,192	1.3%	23,245	2.0%
Other (1)	5	—	—%	466	0.1%
Total 2023	316	6,584	7.0%	$82,899	7.2%

2024
Retail	129	2,444	2.6%	$34,063	3.0%
Restaurant	59	284	0.3%	7,464	0.6%
Industrial	11	3,449	3.6%	14,771	1.3%
Office	21	3,632	3.8%	60,804	5.3%
Other (1)	2	—	—%	129	—%
Total 2024	222	9,809	10.3%	$117,231	10.2%

2025
Retail	200	2,085	2.2%	$34,202	3.0%
Restaurant	58	246	0.3%	6,901	0.6%
Industrial	11	1,645	1.7%	13,217	1.1%
Office	5	569	0.6%	9,103	0.8%
Total 2025	274	4,545	4.8%	$63,423	5.5%

2026
Retail	90	1,927	2.0%	$21,866	1.9%
Restaurant	107	486	0.5%	17,313	1.6%
Industrial	16	6,430	6.8%	29,027	2.5%
Office	8	743	0.8%	15,392	1.3%
Total 2026	222	9,586	10.1%	$83,744	7.3%
___________________________________

(1)	Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 29

Q1 2019 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2027
Retail	241	3,841	4.1%	$50,600	4.4%
Restaurant	96	857	0.9%	27,707	2.5%
Industrial	11	2,650	2.8%	17,412	1.5%
Office	3	534	0.6%	7,404	0.6%
Total 2027	351	7,882	8.4%	$103,123	9.0%

2028
Retail	185	3,030	3.2%	$39,710	3.5%
Restaurant	94	330	0.3%	11,548	0.9%
Industrial	19	2,166	2.3%	14,524	1.3%
Office	8	640	0.7%	10,148	0.9%
Total 2028	306	6,166	6.5%	$75,930	6.6%

Thereafter
Retail	390	12,800	13.5%	$196,116	17.1%
Restaurant	347	3,534	3.8%	134,298	11.7%
Industrial	16	9,287	9.8%	52,841	4.6%
Office	7	793	0.8%	17,584	1.5%
Other (1)	5	—	0.1%	631	—%
Total Thereafter	765	26,414	28.0%	$401,470	34.9%

Total Remaining Lease Expirations	3,200	93,671	98.9%	$1,150,152	100.0%
___________________________________

(1)	Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 30

Q1 2019 SUPPLEMENTAL INFORMATION

Lease Summary (unaudited)

Rent Escalations
(square feet and dollars in thousands)

	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Fixed dollar or percent increase	2,043	65,802	69.5%	$816,983	71.0%
CPI	185	7,234	7.6%	108,829	9.5%
Flat	972	20,635	21.8%	224,340	19.5%
Total	3,200	93,671	98.9%	$1,150,152	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 31

Q1 2019 SUPPLEMENTAL INFORMATION

Lease Summary (cont.) (unaudited)

Tenant Expense Obligation
(square feet and dollars in thousands)

	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
NNN	2,247	56,220	59.3%	$714,248	62.1%
NN	922	36,271	38.3%	407,623	35.4%
Other (1)	31	1,180	1.3%	28,281	2.5%
Total	3,200	93,671	98.9%	$1,150,152	100.0%
___________________________________

(1)	Includes gross, modified gross and billboard leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 32

Q1 2019 SUPPLEMENTAL INFORMATION

Property Type Diversification (unaudited, square feet and dollars in thousands)

Property Type Diversification

Property Type	Number of Properties (1)	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Retail (1)	2,111	34,581	36.5%	$483,017	42.0%
Restaurant	1,622	7,596	8.0%	241,714	21.0%
Industrial	153	39,815	42.0%	200,830	17.5%
Office	83	12,750	13.5%	222,307	19.3%
Other (2)	11	—	—%	2,284	0.2%
Total	3,980	94,742	100.0%	$1,150,152	100.0%
___________________________________
(1) Includes eight anchored shopping centers, representing 1.4% of Annualized Rental Income.
(2) Includes redevelopment property, billboards, construction in progress, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 33

Q1 2019 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Retail (unaudited, percentages based on Annualized Rental Income of the retail properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	2,111
Rentable Square Feet	34,581
Economic Occupancy Rate	98.5%
Weighted Average Remaining Lease Term	9.1
Investment-Grade Tenants	51.6%
Flat leases	31.0%
NNN leases	65.8%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 34

Q1 2019 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Restaurants (unaudited, percentages based on Annualized Rental Income of the restaurant properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	1,622
Rentable Square Feet	7,596
Economic Occupancy Rate	96.2%
Weighted Average Remaining Lease Term	11.7
Investment-Grade Tenants	3.1%
Flat leases	8.2%
NNN leases	99.4%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 35

Q1 2019 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Industrial (unaudited, percentages based on Annualized Rental Income of the industrial properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	153
Rentable Square Feet	39,815
Economic Occupancy Rate	100.0%
Weighted Average Remaining Lease Term	8.1
Investment-Grade Tenants	51.7%
Flat leases	16.5%
NNN leases	53.7%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 36

Q1 2019 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Office (unaudited, percentages based on Annualized Rental Income of the office properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	83
Rentable Square Feet	12,750
Economic Occupancy Rate	98.0%
Weighted Average Remaining Lease Term	5.1
Investment-Grade Tenants	51.1%
Flat leases	9.4%
NNN leases	21.4%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 37

Q1 2019 SUPPLEMENTAL INFORMATION

Definitions

Annualized Rental Income is rental revenue under our leases on Operating Properties on a straight-line basis, which includes the effect of rent escalations and any tenant concessions, such as free rent, and excludes any bad debt allowances and any contingent rent, such as percentage rent, and operating expense reimbursements. Management uses Annualized Rental Income as a basis for tenant, industry and geographic concentrations and other metrics within the portfolio. Annualized Rental Income is not indicative of future performance.

Cash Cap Rate equals the estimated future 12-month Cash NOI, excluding any rent concessions or abatements, at acquisition or disposition divided by the purchase or sale price. For properties acquired or disposed of as a portfolio, the amount presented represents the portfolio cash cap rate. For development projects, Cash Cap Rate equals the estimated future 12-month NOI from the date rent commences divided by the total estimated investment. For certain properties, the Cash Cap Rate is equal to future 12-month Contract Rental Revenue, excluding any rent concessions or abatements, divided by the purchase price or sale price, as the majority of the Company's properties are subject to Triple Net Leases.

Contract Rental Revenue includes minimum rent, percentage rent and other contingent consideration, and rental revenue from parking and storage space and excludes GAAP adjustments, such as straight-line rent and amortization of above-market lease assets and below-market lease liabilities. Contract Rental Revenue includes such revenues from properties subject to a direct financing lease, and omits the Contract Rental Revenue related to Excluded Properties. The Company believes that Contract Rental Revenue is a useful non-GAAP supplemental measure to investors and analysts for assessing performance. However, Contract Rental Revenue should not be considered as an alternative to revenue, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. Contract Rental Revenue may not be comparable to similarly titled measures of other companies.

The following table shows the calculation of Contract Rental Revenue for the three months ended March 31, 2019 and 2018 (dollar amounts in thousands):

	Three Months Ended March 31,
	2019	2018
Rental revenue - as reported	$316,843	$315,074
Adjustments:
Costs reimbursed related to CAM, property operating expenses and ground leases	(27,370)	(24,443)
Straight-line rent	(7,412)	(10,966)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	731	1,487
Net direct financing lease adjustments	409	539
Other non-contract rental revenue	(3)	(833)
Contract Rental Revenue	$283,198	$280,858

CPI is a lease in which base rent is adjusted based on changes in a consumer price index.
Direct Financing Lease is a lease that requires specific treatment due to the significance of the lease payments from the inception of the lease compared to the fair value of the property, term of the lease, a transfer of ownership, or a bargain purchase option. These leases are recorded as a net asset on the balance sheet. The amount booked is calculated as the fair value of the remaining lease payments on the leases and the estimated fair value of any expected residual property value at the end of the lease term.

Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot).

VEREIT, Inc. | WWW.VEREIT.COM | 38

Q1 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.)

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, insurance recoveries, net of litigation and non-routine costs, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, legal settlements and insurance recoveries not in the ordinary course of business, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA, EBITDAre and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses EBITDA, EBITDAre and Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Economic Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet.
Enterprise Value equals the sum of the Implied Equity Market Capitalization, preferred stock and Net Debt.

Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation.

At March 31, 2018 and during the three months ended June 30, 2018, the Excluded Property was one vacant industrial property, comprising 307,725 square feet with Principal Outstanding of $16.2 million. At June 30, 2018, September 30, 2018, December 31, 2018 and March 31, 2019 there were no Excluded Properties.
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Flat Lease is a lease that requires equal rent payments, with no increases, throughout the initial term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.
Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculated FFO in accordance with Nareit's definition described above.

VEREIT, Inc. | WWW.VEREIT.COM | 39

Q1 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.)

In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, insurance recoveries, net of litigation and non-routine costs, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, legal settlements and insurance recoveries not in the ordinary course of business, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, including net investments in unconsolidated entities and equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (dollar amounts in thousands):

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Q1 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Total real estate investments, at cost - as reported	$15,570,486	$15,604,839	$15,519,689	$15,597,735	$15,659,727
Adjustments:
Investment in unconsolidated entities	35,790	35,289	34,293	33,972	33,736
Investment in Cole REITs	7,552	7,844	7,844	7,844	7,844
Gross assets held for sale	45,064	3,020	30,014	35,819	17,617
Investment in direct financing leases, net	10,735	13,254	14,082	16,560	17,476
Investment securities, at fair value	—	—	26,282	35,489	35,741
Mortgage notes receivable, net	1,713	10,164	18,757	19,855	20,072
Gross below market leases	(259,976)	(263,384)	(265,036)	(270,176)	(272,441)
Gross Real Estate Investments - Excluded Properties	—	—	—	—	(10,655)
Gross Real Estate Investments	$15,411,364	$15,411,026	$15,385,925	$15,477,098	$15,509,117

Implied Equity Market Capitalization equals shares of common stock outstanding, including restricted stock awards, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange.
Industry is derived from the North American Industry Classification System, NAICS, which is a system used by federal statistical agencies to classify business establishments, for the purpose of collecting, analyzing, and publishing statistical data related to the U.S. business economy.
Interest Coverage Ratio equals Normalized EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii)the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (dollar amounts in thousands):

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest expense - as reported	$(71,254)	$(70,832)	$(69,310)	$(70,320)	$(70,425)
Less Adjustments:
Amortization of deferred financing costs and other non-cash charges	(3,546)	(3,813)	(4,003)	(5,705)	(5,927)
Amortization of net premiums	1,328	1,295	1,138	634	626
Interest Expense, excluding non-cash amortization - Excluded Properties	—	—	—	(47)	(383)
Interest Expense, excluding non-cash amortization	$(69,036)	$(68,314)	$(66,445)	$(65,202)	$(64,741)
Investment-Grade Tenants are those with a Standard & Poor’s credit rating of BBB- or higher or a Moody’s credit rating of Baa3 or higher.  The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.

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Q1 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.)

Leased Square Feet is Rentable Square Feet leased (including month-to-month agreements).
Metropolitan Statistical Area (MSA) is a large metropolitan area represented by a large group of zip codes, as defined by Real Capital Analytics.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents rental and other property income and tenant reimbursement income less property operating expenses. NOI excludes impairment, depreciation and amortization, general and administrative expenses, acquisition-related expenses and insurance recoveries, net of litigation and non-routine costs. Cash NOI excludes the impact of certain GAAP adjustments to rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI omits the Cash NOI impact of Excluded Properties. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
The following table shows the calculation of NOI and Cash NOI for the periods presented (dollar amounts in thousands):

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Rental revenue	$316,843	$313,263	$313,866	$315,664	$315,074
Less total operating expenses	(184,336)	(246,079)	(362,047)	(331,618)	(240,510)
Acquisition-related expenses	985	1,136	810	909	777
Insurance recoveries, net of litigation and non-routine costs	(21,492)	23,541	138,595	107,087	21,740
General and administrative	14,846	17,220	15,186	16,287	15,240
Depreciation and amortization	136,555	153,050	157,181	164,235	166,152
Impairment of real estate	11,988	18,565	18,382	11,664	6,036
Restructuring expenses	9,076	—	—	—	—
NOI	284,465	280,696	281,973	284,228	284,509
Straight-line rent, net of bad debt expense related to straight-line rent	(7,412)	(8,341)	(8,720)	(11,402)	(11,260)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	731	945	1,058	688	1,487
Net direct financing lease adjustments	409	498	483	503	539
Cash NOI - Excluded Properties	—	—	—	22	40
Cash NOI	$278,193	$273,798	$274,794	$274,039	$275,315

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Q1 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.)

Normalized Cash NOI equals our Cash NOI for our most recently reported quarter and eliminates the Cash NOI for properties acquired or developments completed during the most recently reported quarter and replaces Cash NOI for the partial period with an amount estimated to be equivalent to Cash NOI for the full period. Additionally, Normalized Cash NOI eliminates the Cash NOI contributed by properties disposed of during the most recently reported period. It is management's view that Normalized Cash NOI provides investors relevant and useful information because it reflects only the Cash NOI of properties owned as of the most recent reporting period. Normalized Cash NOI should not be considered as an alternative to operating income.
Normalized EBITDA Annualized equals Normalized EBITDA, for the respective quarter, multiplied by four.
Operating Properties refers to all properties owned by the Company except Excluded Properties as of the reporting date.
Principal Outstanding and Adjusted Principal Outstanding are non-GAAP measures that represent the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (dollar amounts in thousands):

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Mortgage notes payable, net	$1,918,826	$1,922,657	$1,936,586	$2,031,171	$2,078,593
Corporate bonds, net	2,619,956	3,368,609	2,825,541	2,824,176	2,822,830
Convertible debt, net	395,823	394,883	393,961	989,901	987,071
Credit facility, net	1,089,725	401,773	793,000	195,000	120,000
Total debt - as reported	6,024,330	6,087,922	5,949,088	6,040,248	6,008,494
Adjustments:
Deferred financing costs, net	44,602	42,763	39,085	41,672	44,969
Net premiums	(6,726)	(8,053)	(13,066)	(14,327)	(15,008)
Principal Outstanding	6,062,206	6,122,632	5,975,107	6,067,593	6,038,455
Principal Outstanding - Excluded Properties	—	—	—	—	(16,200)
Adjusted Principal Outstanding	$6,062,206	$6,122,632	$5,975,107	$6,067,593	$6,022,255

Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties. Rentable Square Feet at March 31, 2019 excludes the square feet of one redevelopment property.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease, weighted based on Annualized Rental Income of Operating Properties.

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